EXHIBIT 23.1
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                 INDEPENDENT AUDITORS' CONSENT


Board of Directors
Jones Lang LaSalle Incorporated:

We consent to the incorporation by reference in the registration statements (No. 333-42193 and No. 333-50720) on Form S-8 and the registration statement (No. 333-70969) on Form S-3 of Jones Lang LaSalle Incorporated of our report dated February 27, 2004, relating to the consolidated balance sheets of Jones Lang LaSalle Incorporated and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2003, annual report on Form 10-K of Jones Lang LaSalle Incorporated and subsidiaries.

Our report refers to a change in the method of accounting for goodwill and intangible assets in 2002.




                                        /s/ KPMG LLP


Chicago, Illinois
March 12, 2004